DocuSign Envelope ID: 1412DA1A-516A-4AC2-BD06-F6CDBEC1CEC1

Exhibit 4.41
ADT:01108-23

SEVENTH AMENDMENT TO THE SERVICE AGREEMENT AND OTHER COVENANTS
By this private instrument, the Parties, on one side,
UNIVERSO ONLINE S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima 1384, 6º andar, in the City of São Paulo, State of São Paulo, enrolled with the Corporate Taxpayers’ Registry of the Ministry of Finance (CNPJ/MF) under No. 01.109.184/0001-95, and subsidiary enrolled with CNPJ/MF under No. 01.109.184/0004-38, herein represented pursuant to its Bylaws, hereinafter simply referred to as “UOL” and/or “CLIENT 1”;
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A. (formerly known as
PAGSEGURO INTERNET S.A., corporation headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 4º andar, Parte A, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 08.561.701/0001-01, herein represented pursuant to its Bylaws, hereinafter simply referred to as “PAGSEGURO” and/or “CLIENT 2”;
UOL CURSOS TECNOLOGIA EDUCACIONAL LTDA., a limited liability company headquartered at Alameda Barão de Limeira, 425, 7º andar, parte C, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 17.543.049/0001-93, herein represented pursuant to its articles of incorporation, hereinafter simply referred to as “UOL CURSOS” and/or “CLIENT 3”;
DIGITALSERVICES.UOL S.A. (formerly known as UOL DIVEO TECNOLOGIA LTDA.), a limited liability company headquartered at Alameda Barão de Limeira, 425, 1º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 01.588.770/0001-60, herein represented pursuant to its articles of incorporation, hereinafter simply referred to as “UOL DIVEO” and/or “CLIENT 4”;
CIATECH TECNOLOGIA EDUCACIONAL LTDA., a limited liability company headquartered at Alameda Barão de Limeira, nº 425, 7º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 01.367.958/0001-88, herein represented pursuant to its Articles of Organization, hereinafter simply referred to as “CIATECH” and/or “CLIENT 5”;
WIRECARD BRAZIL INSTITUICAO DE PAGAMENTO S.A. (Formerly known as WIRECARD BRAZIL S.A.), a corporation headquartered at Avenida Brigadeiro Faria Lima, No. 3064, 12º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 08.718.431/0001-08, herein represented pursuant to its articles of incorporation, hereinafter simply referred to as “WIRECARD” and/or “CLIENT 6”;
PAGSEGURO TECNOLOGIA LTDA., a corporation headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 1º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 06.375.668/0001-08, herein represented pursuant to its articles of incorporation, hereinafter simply referred to as “BOACOMPRA.COM” and/or “CLIENT 7”;
All Parties mentioned above are jointly referred to as “CLIENTS” or, individually, as “CLIENT”; and on the other side:

DocuSign Envelope ID: 97F949A8-A848-414C-AE5C-A863422BCB9E

ADT:01108-23
INVILLIA - DESENVOLVIMENTO DE PRODUTOS DIGITAIS LTDA., headquartered at Rua Padre Duarte, Nº 151, Conj. 175, Edif. Empresarial América, Centro, Araraquara – SP, enrolled with CNPJ/MF under No. 04.654.734/0001-45, herein duly represented pursuant to its articles of incorporation in force, hereinafter referred to as SERVICE PROVIDER.
Now, therefore, the Parties have agreed, pursuant to law, to enter into this Seventh Amendment (“Amendment”) to the Service Agreement and Other Covenants (“Agreement”), which shall bind the Parties and their successors at any time and on any account, under the following terms and conditions:
1.PURPOSE
1.1The purpose of this instrument is to establish that, as agreed between the Parties, there will be no adjustment to the monthly price paid by the CLIENTS, throughout the period from 01/01/2023 and 12/31/2023, so that the monthly price will remain unchanged.
2.RATIFICATION
2.1The Parties ratify all other terms and conditions of the Agreement, making it clear that the terms and clauses that have not been expressly changed by this document shall remain unchanged and fully effective.
2.2
3.ELECTRONIC SIGNATURE
3.1 This Amendment shall be signed electronically through an electronic signature tool, pursuant to paragraph 2 of article 10 of Provisional Decree 2.200- 2/2001, and the signatures constitute valid and enforceable obligations, for all legal purposes, representing the will of everyone signing the instrument, as documentary evidence, for all purposes and effects. The Parties on the date hereof represent and warrant that the signature in this Amendment through electronic signature, pursuant to item above, is performed by who lawfully hold full powers and ability to do so.
In witness whereof, the Parties sing this instrument in two (2) counterparts of equal content, in the presence of two witnesses.
São Paulo, Thursday, March 16, 2023.

UNIVERSO ONLINE S.A.

PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A.

UOL CURSOS TECNOLOGIA EDUCACIONAL LTDA.

DIGITALSERVICES.UOL S.A.

CIATECH TECNOLOGIA EDUCACIONAL LTDA

DocuSign Envelope ID: 97F949A8-A848-414C-AE5C-A863422BCB9E

ADT:01108-23

WIRECARD BRAZIL INSTITUICAO DE PAGAMENTO S.A.

PAGSEGURO TECNOLOGIA LTDA.

INVILLIA - DESENVOLVIMENTO DE PRODUTOS DIGITAIS LTDA.

Witnesses:

1.		2.
Name:	[*****]	Name:	[*****]
CPF:	[*****]	CPF:	[*****]